UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Earliest Event Reported: September 28, 2005

MONOGRAM BIOSCIENCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30369	94-3234479
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Oyster Point Blvd., South San Francisco, California, 94080

(Address of Principal Executive Offices, including zip code)

(650) 635-1100

(Registrant’s Telephone Number, including area code)

ViroLogic, Inc.

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events

On September 28, 2005, Sharat Singh resigned as Chief Technical Officer, Oncology of Monogram Bioscience, Inc., or Monogram. Christos J. Petropoulos, Ph.D., Vice President, Research and Development and Chief Scientific Officer, will assume responsibility for all of Monogram’s research and development activities. Michael P. Bates, MD, Vice President Clinical Research, who has been responsible for all of Monogram’s HIV and oncology clinical programs since December 2004, will continue to manage Monogram’s clinical programs involving the eTag technology.

In connection with Dr. Singh’s resignation, Monogram and Dr. Singh entered into a separation and release agreement pursuant to which Dr. Singh will receive as severance one year’s base salary continuation in the amount of $265,000, payment of a bonus in the amount of $79,500, full vesting of all Monogram stock options held by Dr. Singh, and payment of health insurance premiums for up to one year. Dr. Singh will serve as a consultant to the Company through January 30, 2006, and possibly thereafter, for which Monogram has agreed to pay him an hourly rate. In addition, the Company will provide outplacement services for Dr. Singh. Dr. Singh has executed a release in favor of Monogram.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monogram Biosciences, Inc. (Registrant)

Date: September 28, 2005	By:	/s/ KATHY L. HIBBS
Kathy L. Hibbs
Vice President, General Counsel